SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2003

GRIC COMMUNICATIONS, INC.
(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-27871	77-0368092
(Commission File Number)	(IRS Employer Identification No.)

1421 McCarthy Blvd., Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 955-1920
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5:   Other Events.

On July 24, 2003, GRIC Communications, Inc., a Delaware corporation (“GRIC”), issued a press release, a copy of which is furnished as Exhibit 99.01 to this report, announcing that it had named Bharat Davé as its Chief Executive Officer and President, effective immediately.  Mr. Davé had been serving as GRIC’s President and Chief Operating Officer and, since January 2003, as its interim Chief Executive Officer.  GRIC also announced the promotion of Michael Smart to the position of Senior Vice President.

Item 7:   Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Exhibit Title

99.01	Press Release dated July 24, 2003, announcing naming of CEO.

99.02	Press Release dated July 24, 2003, announcing the Registrant’s financial results for the quarter ended June 30, 2003.*

99.03	Script of Registrant’s publicly available investor and analyst conference call on July 24, 2003, presenting the Registrant’s financial results for the quarter ended June 30, 2003.*

*  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 12: Results of Operations and Financial Condition.

Also on July 24, 2003, GRIC issued a press release announcing its financial results for the quarter ended June 30, 2003, a copy of which is furnished as Exhibit 99.02 to this report, and presented its financial results for the quarter ended June 30, 2003 in a conference call with investors and analysts.  The conference call was pre-announced and was available to the public through live teleconference and webcast.  A copy of the script for this conference call is furnished as Exhibit 99.03 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIC COMMUNICATIONS, INC.

Date: July 25, 2003	By:	/s/ David L. Teichmann
David L. Teichmann, Senior Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit Title

99.01	Press Release dated July 24, 2003, announcing naming of CEO.

99.02	Press Release dated July 24, 2003, announcing the Registrant’s financial results for the quarter ended June 30, 2003.*

99.03	Script of Registrant’s publicly available investor and analyst conference call on July 24, 2003, presenting the Registrant’s financial results for the quarter ended June 30, 2003.*

*  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.